                                                       Exhibit 21.1

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                      LIST OF SUBSIDIARIES
                     (as of March 30, 2000)

Corporation                                               State
-----------                                               -----
Unified Management Corporation                            Indiana
Unified Fund Services, Inc.                               Indiana
First Lexington Trust Company                             Kentucky
Health Financial, Inc.                                    Kentucky
Unified Internet Services, Inc.                           Indiana
Unified Investment Advisers, Inc.                         Delaware
Fiduciary Counsel, Inc.                                   Delaware
EMCO Estate Management Company, Inc.                      Delaware
AmeriPrime Financial Services, Inc.                       Texas
   AmeriPrime Financial Securities, Inc.                  Texas
Equity Underwriting Group, Inc.                           Kentucky
   Equity Insurance Managers, Inc.                        Kentucky
     Equity Insurance Managers of Illinois, L.L.C.
        (d/b/a Irland & Rogers)                           Illinois
   21st Century Claims Service, Inc.                      Kentucky
   Equity Insurance Administrators, Inc.                  Kentucky
Commonwealth Premium Finance Corporation                  Kentucky
Strategic Fund Services, Inc.                             Delaware
Smart Associates, Inc.                                    Delaware
Unified.com, Inc.                                         Delaware
Archer Trading, Inc.                                      Delaware
Unified Employee Services, Inc.                           Delaware
Fully Armed Productions, inc.                             Kentucky
VSX Technologies, Inc.                                    New York
Unified Capital Resources, Inc.                           New York
Unified Investment Services, Inc.                         Kentucky
Unified Banking Company                                   Federal
VSX.com, Inc.                                             Delaware
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